Exhibit 10.2

THIS SERVICE AGREEMENT dated the 18th day of January 2005

BETWEEN:

Maneki Mining Inc. of 4462 John Street, Vancouver, B. C. Canada V5V 3X1
(the “Customer”)

-AND-

George J. Eliopulos of 5819 N. White Sands Rd., Reno, NV  89511 USA
(the “Service Provider”)

Service Agreement

BACKGROUND:

A.                 The Customer is of the opinion that the Service Provider has the necessary qualifications, experience, and abilities to provide services to the Customer.

B.                 The Service Provider is agreeable to providing such services to the Customer on the terms and conditions as set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Agreement agree as follows:

Engagement.
The Customer hereby agrees to engage the Service Provider to provide the Customer with services consisting of exploration and mining geology, and such other services as the Customer and Service Provider may agree upon from time to time (the “Services”), and Service Provider hereby agrees to provide the Services to the Customer.

Compensation.
The Customer agrees to pay the Service Provider compensation in the amount US$500.00 per day.   The Customer agrees to reimburse the Service Provider for all expenses incurred by the Service Provider while completing the Services.

Capacity / Independent Contractor.
The Customer acknowledges that the Service Provider is hired as an independent consultant and not as employee of the Customer.

Modification of Agreement.
Any changes or modifications to this Agreement must be made only by written consent of both the Customer and the Service Provider.

Severability.
If any particular provision of this Agreement is deemed invalid, the validity of the remaining provisions will not be affected.

AGREED AND ACCEPTED:

CUSTOMER

By    /s/  Sean Philip Watkinson                     .

Title   President                                               .

Date    January 21, 2005                                  .

SERVICE PROVIDER

By   /s/  George J. Eliopulos                           .

Title      Consultant                                          .

Date       January 20, 2005                               .